SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (“Agreement”) executed as of December 1, 2006, is between DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, a Delaware statutory trust (the “Adviser”), and CLEARBRIDGE ADVISORS, LLC, a Delaware limited liability corporation (the “Sub-Adviser”).

WHEREAS, Lincoln Variable Insurance Products Trust (the “Trust”), on behalf of the Core Fund (the “Fund”) has entered into an Investment Management Agreement with the Adviser, pursuant to which the Adviser has agreed to provide certain investment management services to the Fund; and

WHEREAS, the Sub-Adviser is an investment adviser registered under the Investment Advisors Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services to the Fund specified herein, and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a) Subject to the direction and control of the Board of Trustees (the “Trustees”) of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund which shall at all times meet the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986 (the “Code”). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities.

(b) The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services).

(c) The Sub-Adviser shall vote proxies relating to the Fund’s investment securities in accordance with the Sub-Adviser’s proxy voting policies and procedures, and shall review its proxy voting activities on a periodic basis with the Trustees. Upon sixty (60) days’ written notice to the Sub-Adviser, the Trustees may withdraw the authority granted to the Sub-Adviser pursuant to this Section.

(d) The Sub-Adviser shall exercise conversion or subscription rights, and respond to tender offers and other consent solicitations (“Corporate Actions”) with respect to the issuers of securities held in the Fund in the manner in which the Sub-Adviser believes to be in the best interests of the Fund, provided materials relating to such Corporate Actions have been timely received by the Sub-Adviser. Upon sixty (60) days' written notice to the Sub-Adviser, the Adviser may withdraw the authority granted to the Sub-Adviser pursuant to this Section.

(e) In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser’s over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

(f) The Sub-Adviser will provide advice and assistance to the Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

(g) The Sub-Adviser shall furnish the Adviser and the Trustees with such information and reports regarding the Fund’s investments as the Adviser deems appropriate or as the Trustees shall reasonably request. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

(h) The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

(i) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) provisions of the organizational documents of the Trust that are applicable to the Fund; (ii) the stated investment objectives, policies and restrictions of the Fund; (iii) the Investment Company Act of 1940, as amended (the “1940 Act”) and the Investment Advisers Act of 1940 (the “Advisers Act”); (iv) any written instructions and directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Fund; and (vi) the Trust’s compliance policies and procedures adopted from time to time by the Trustees for compliance by the Trust with the Federal Securities Laws (as that term is defined in rule 38a-1(e)(1) under the 1940 Act) and any other Trust policies and procedures adopted from time to time by the Trustees (“Trust Procedures”). The Adviser has furnished or will furnish the Sub-Adviser with copies of the Fund’s Registration Statement, Prospectus, Statement of Additional Information (“SAI”), Articles of Incorporation, Bylaws and Trust Procedures as currently in effect and agrees during the continuance of this Agreement to furnish promptly the Sub-Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until the Adviser delivers any such amendment or supplement to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Prospectus, SAI, and Trust’s Procedures and any supplements thereto previously furnished to the Sub-Adviser.

(j) The Sub-Adviser shall assist the Fund in the preparation of its registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, “Regulatory Filings”) and shall provide the Fund with complete and accurate disclosure for use in the Fund’s Regulatory Filings, including, without limitation, any requested disclosure related to the Sub-Adviser’s investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies. The Sub-Adviser shall be allowed a reasonable period of time to perform the tasks described in this paragraph.

(k) The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws. Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser’s compliance with the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Code of Ethics of the Sub-Adviser and the Trust and certifications as to the validity of certain information relating to the Sub-Adviser or the Fund that is included in the Fund’s Regulatory Filings. The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser’s compliance program and its adherence thereto.

(l) Except as expressly provided under this Agreement, neither the Sub-Adviser nor any of its officers or employees shall act upon or disclose to any person any material non-public information with respect to the Fund, the Trust or the Adviser, including, without limitation, the portfolio holdings of the Fund.

2. OTHER AGREEMENTS.

The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

3. COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

(a) As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule A attached hereto.

(b) The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4. AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

5. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a)  This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as set forth below. Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

(b) This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated at any time:

(i) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii) by the Adviser on 60 days’ written notice to the Sub-Adviser; or

(iii) by the Sub-Adviser on 60 days’ written notice to the Adviser.

(c) This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Fund and the Adviser shall have terminated.

(d) No amendment to this Agreement shall be effective unless (i) there is written consent of the parties to this Agreement and (ii) the amendment is approved in a manner consistent with the 1940 Act as interpreted or permitted by the U.S. Securities and Exchange Commission (“SEC”) and/or its staff.

6.  CERTAIN INFORMATION.

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, and (d) the principal officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

7. NONLIABILITY OF SUB-ADVISER.

(a) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

(b) Failure by the Sub-Adviser to assure that the investment program for the Fund meets the diversification requirements of Section 817(h) of the Code, as required by Section 1 of this Agreement, shall constitute gross negligence per se under sub-paragraph 7(a) above.

8.  INDEMNIFICATION.

The Sub-Adviser agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including legal and other expenses) to which the Adviser or the Fund may become subject as a result of:

(a) any failure by the Sub-Adviser, whether unintentional or in good faith or otherwise, to adequately diversify the investment program of the Fund pursuant to the requirements of Section 817(h) of the Code, and the regulations issued thereunder; or

(b) any untrue statement of a material fact contained in disclosure provided by the Sub-Adviser for inclusion in the Fund’s Registration Statement or any omission of a material fact required to be stated necessary to make such disclosure not misleading;

provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

9. CONFIDENTIALITY.

The Adviser and the Fund agree that they will not disclose the securities holdings of the Fund to third parties, except (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; or (iii) pursuant to the Trust’s portfolio holdings policy, which may be amended by the Trust from time to time.

The Sub-Adviser agrees that in the performance of its obligations under this Agreement, it will provide certain proprietary materials to the Adviser such as the Sub-Adviser’s compliance procedures, approved lists of Fund investments, and other materials or information that Sub-Adviser shall prominently label or otherwise describe as “Confidential” (“Confidential Information”). The Adviser agrees that it will not disclose such Confidential Information, except (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to any of the following parties or as otherwise reasonably agreed to by the Sub-Adviser in writing:

•	Trustees and officers of the Fund;
•	Officers and employees of the Adviser and the Administrator;
•	Counsel to any of the Fund, Adviser, Administrator or the Independent Trustees; or
•	The independent accountants and any other agent or service provider of the Fund.

10. REPRESENTATIONS

The Sub-Adviser represents, warrants and agrees that:

(a) The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

    (b) The Sub-Adviser has adopted policies and procedures and a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and will provide the Adviser and the Trustees with copies of such policies and procedures and code of ethics, together with evidence of its adoption. In accordance with the requirements of Rule 17j-1, the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied in all material respects with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers’s code of ethics relating to the services the Sub-Adviser performs under this Agreement or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser shall provide to the Adviser, its employees or its agents all information required by Rule 17j-1(c)(1) relating to the approval by the Fund’s Trustees of the Sub-Adviser’s code of ethics relating to the services the Sub-Adviser performs under this Agreement.

11. RECORDS; RIGHT TO AUDIT.

(a) The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.

(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund’s auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

12. MARKETING MATERIALS.

(a) The Sub-Adviser shall furnish to the Fund, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Fund, the Adviser or any of the Adviser’s affiliates is named. No such material shall be used except with prior written permission of the Fund or its delegate. The Fund agrees to respond to any request for approval on a prompt and timely basis. Failure by the Fund to respond within ten (10) calendar days to the Sub-Adviser shall relieve the Sub-Adviser of the obligation to obtain the prior written permission of the Fund. If the Sub-Adviser makes an unauthorized use of the names, derivatives, logos, trademarks, service marks or trade names of the Fund or the Adviser, the parties acknowledge that these entities shall suffer irreparable hardship for which monetary damages are inadequate and thus, the Fund or the Adviser, as applicable, will be entitled to injunctive relief.

(b) The Fund shall furnish to the Sub-Adviser, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Sub-Adviser or any of its affiliates is named. No such material shall be used except with prior written permission of the Sub-Adviser or its delegate. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis. Failure by the Sub-Adviser to respond within ten (10) calendar days to the Fund shall relieve the Fund of the obligation to obtain the prior written permission of the Sub-Adviser. If the Adviser or the Fund makes an unauthorized use of the Sub-Adviser’s names, derivatives, logos, trademarks, service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable hardship for which monetary damages are inadequate and thus, the Sub-Adviser will be entitled to injunctive relief.

(c) The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative, logo, trademark, service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. Upon termination of this Agreement, the Adviser and the Fund shall as soon as practicable cease to use such name(s), derivatives, logos, trademarks, service marks or trade names.

(d) The parties agree that they shall have no responsibility to ensure the adequacy of the form or content of such advertising, supplemental sales literature or other promotional material for purposes of the 1940 Act or other applicable laws and regulations; provided, however, that each party is responsible for the accuracy of any information that it gives to the other party which is included in such advertising, supplemental sales literature or other promotional material.

13.  GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

14.  SEVERABILITY/INTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15.  CERTAIN DEFINITIONS.

For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” and “assignment” shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

16. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall consist of one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

/s/ Cori E. Daggett
Name: Cori E. Daggett
Title: Assistant Secretary

CLEARBRIDGE ADVISORS, LLC

/s/ Terrence Murphy
Name: Terrence Murphy
Title: Chief Administrative Officer

Accepted and agreed to
as of the day and year
first above written:

CORE FUND, a series of
Lincoln Variable Insurance Products Trust

/s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title: President

SCHEDULE A

Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

   .40% on the first $500 million; and
.35% on the amount in excess of $500 million

SUB-ADVISORY AGREEMENT

Sub-Advisory Agreement (“Agreement”) dated September 1, 2006, is by and between Delaware Management Company, a series of Delaware Management Business Trust, a Delaware statutory trust (the “Adviser”) and Pyramis Global Advisors, LLC, a Delaware limited liability company (the “Sub-Adviser”).

Witnesseth:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.
a.
The Equity-Income Fund (the “Fund”) is a series of the Lincoln Variable Insurance Products Trust (the “Trust”), a Delaware statutory trust. The Fund is an eligible investment fund for Lincoln National Variable Annuity Account C (the “Separate Account”). Subject always to the control of the Trustees of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund which shall at all times meet the diversification requirements of Section 817 (h) of the Internal Revenue Code of 1986, as amended (the “Code”). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities in accordance with the provisions of the organizational documents and By-laws of the Trust and the stated investment objective, policies and restrictions of the Fund as set forth in the Fund’s prospectus. Adviser will provide the Sub-Adviser with copies of the organizational documents of the Trust and the Fund’s prospectus, and any amendments to those items as may occur from time to time. Sub-Adviser will use its best efforts to safeguard and promote the welfare of the Fund, and to comply with other policies which the Trustees or the Adviser may from time to time determine and communicate in writing to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time, at such reasonable times as the parties may agree, to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

Sub-Adviser understands and agrees that in addition to the Separate Account, the Fund may also be used as an eligible investment fund for other variable annuity and/or variable life insurance separate accounts.

b.
The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share and shareholder accounting services).

As a particular service to be rendered by Sub-Adviser, but not by way of limitation, Sub-Adviser shall vote proxies relating to the Fund’s portfolio securities.

c.
In the selection of brokers and dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price, the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

d.	The Sub-Adviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Sub-Adviser pursuant to Section 1 other than as provided in Section 3.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders of the Fund or Trustees, officers and employees of the Trust may be a shareholder, director, trustee, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser; and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Fund or the Variable Annuity, or any other investment vehicle for which the Fund is an eligible investment fund.

3.	COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered and for the expenses born by the Sub-Adviser pursuant to Section 1, a fee, computed and paid at the annual rate of:

0.45% on the first $250,000,000
0.40% on the next $500,000,000
0.35% on the excess over $750,000,000

Such fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee shall be payable for each month within ten (10) business days after the end of such month.

If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.	ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason; and this Agreement shall not be amended unless such amendment be approved at a meeting by affirmative vote of a majority of the outstanding shares of the Fund and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser or of the Sub-Adviser.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

This Agreement shall become effective as of September 1, 2006 and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

a.	The Fund may at any time terminate this Agreement by not less than sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Sub-Adviser; or

b.
If (i) the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Adviser or of the Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of the Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; or

c.
The Adviser may at any time terminate this Agreement by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser, and the Sub-Adviser may at any time terminate this Agreement by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Agreement pursuant to Section 5 shall be without the payment of any penalty.

6.	CERTAIN INFORMATION
The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events:

a.
The Sub-Adviser shall fail to be registered as an investment adviser under the 1940 Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b.
The Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund;

c.	The ownership of more than 51% of the common stock of the Sub-Adviser, or any of the Sub-Adviser’s portfolio managers for the Fund shall have changed.

d.	The Chairman of the Board of Directors or the President of the Sub-Adviser, or any of the Sub-Adviser’s portfolio managers for the Fund shall have changed.

7.	CERTAIN DEFINITIONS

For the purpose of this Agreement, the “affirmative vote of a majority of the outstanding shares” means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more that 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

For the purposes of this Agreement, the terms “affiliated person,” “control,” “interested person” and “assignment” shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term “specifically approve at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

8.	NONLIABILITY OF SUB-ADVISER

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, the rendering of services hereunder.

Sub-Adviser, its directors, trustees, officers or employees shall not be liable to the Lincoln Entities defined in Section 9 for any loss suffered solely as a consequence of any action or inaction of any custodian of the Fund in failing to observe the instructions of the Sub-Adviser.

9.	EXCEPTIONS TO NON-LIABILITY

Notwithstanding Section 8 above, Sub-Adviser agrees to indemnify the Fund, the Adviser, the Separate Account and the Depositor of the Separate Account (the “Lincoln Entities”) for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) and litigation (including legal and other expenses) to which the Lincoln Entities, or any of them, may become subject under any statute, at common law or otherwise, insofar as those losses, claims damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of any failure by the Sub-Adviser, whether unintentional or in good faith or otherwise:

a.
To adequately diversify the investment program of the Fund, pursuant to the requirements of the Section 817(h) of the Code, and the regulations issued thereunder (including, but not by way of limitation, Reg. Sec. 1.817-5), relating to the diversification requirements for variable annuity, endowment, and life insurance contracts.

b.
To supply the Lincoln Entities, or any of them, with the accurate information by which they, or any of them, may properly calculate the accumulation and/or annuity unit values, or provide other information to the public, to its clients or prospects, or to any regulatory body, all as may be mandated by law or required pursuant to the relevant Prospectuses and Registration Statements for the Fund and for the Separate Account and any other separate accounts it may serve.

10.	USE OF SUB-ADVISER’S NAME
Adviser will not use Sub-Adviser’s name (nor that of any affiliate) in its marketing or sales literature, without prior review and approval by Sub-Adviser, which approval will not be unreasonably withheld or delayed.

11.	RIGHT OF AUDIT

The Fund shall own and control all the pertinent records pertaining to transactions under this Agreement. The Sub-Adviser shall permit employees or legal representatives of the Lincoln Entities (including independent auditors), or any of them, at the Lincoln Entities’ reasonable discretion, to audit the books and records (including, but not by way of limitation, electronic data files, and e-mail, whether on-line or in storage) of Sub-Adviser which relate to transactions which are the subject of this Agreement. Any audit will be conducted during normal business hours of the Sub-Adviser and on the Sub-Adviser’s premises. Sub-Adviser agrees to provide to the Lincoln Entities, without charge, reasonable access to its facilities and personnel during the conduct of any audit. Sub-Adviser may charge a reasonable fee for photocopying and other out-of-pocket costs associated with an audit conducted under this Section.

12.	ALTERNATIVE RESOLUTION OF DISPUTES

Prior to commencing litigation over any dispute arising out of or relating to this agreement the parties shall attempt in good faith to resolve the dispute by the following means:

a.
Negotiation. Any party may give the other party(ies) written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of that notice, executives from those parties involved in the dispute and who have authority to settle the controversy shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 120 days of the disputing party’s notice, or if the parties fail to meet within the twenty (20) days, any of the disputing parties may initiate a minitrial of the controversy or claim as provided in Paragraph (b). If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three (3) working days’ notice of that intention and may also be accompanied by an attorney.

b.
Minitrial. If the dispute has not been resolved by negotiation as provided herein, the disputing parties shall endeavor to settle the dispute by minitrial under the then current Center For Public Resources (“CPR”) Model Minitrial Procedure, assisted by a neutral third party who will be selected by the disputing parties from the CPR Panels of Neutrals. If the disputing parties encounter difficulty in agreeing on a neutral third party, they will seek the assistance of CPR in the selection process.

c.	Extension of Deadlines. Any or all of the deadlines set forth in this Section 12 may be extended by mutual agreement of the disputing parties.

d.
Confidentiality. All negotiations pursuant to this Section 12 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and applicable State Rules of Evidence.

e.	No Waiver. Nothing in this Section 12 shall be construed to constitute a waiver of any right provided by the Investment Advisers Act of 1940 to any party to this agreement.

13.	CHOICE OF LAW

This agreement shall be interpreted and construed in accordance with the law of the State of Indiana.

IN WITNESS WHEREOF, DELAWARE MANAGEMENT COMPANY and PYRAMIS GLOBAL ADVISORS, LLC have each caused this Instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

By: /s/ Cori E. Daggett
Name: Cori E. Daggett
Title: Assistant Vice President

PYRAMIS GLOBAL ADVISORS, LLC

By: /s/ Michael W. Howard
Name: Michael W. Howard
Title: Chief Financial Officer

Accepted and Agreed to By:
EQUITY-INCOME FUND,
a series of Lincoln Variable Insurance
Products Trust

By: /s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title: President

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (“Agreement”) executed as of December 1, 2006 is by and between Lincoln Variable Insurance Products Trust (the “Trust”), on behalf of the Growth Fund, a series of the Trust, Delaware Management Company, a series of Delaware Management Business Trust, a Delaware statutory trust (the “Adviser”), and BlackRock Investment Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Lincoln Variable Insurance Products Trust (the “Trust”), on behalf of the Growth Fund (the “Fund”), has entered into an Investment Management Agreement, effective May 1, 2005, with the Adviser, pursuant to which the Adviser has agreed to provide certain investment management services to the Fund; and

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services to the Fund specified herein, and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a) Subject to the direction and control of the Board of Trustees (the “Trustees”) of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund which shall at all times meet the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986 (the “Code”). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities.

(b) The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services). The Sub-Adviser shall not be responsible for other expenses of the Fund, including, without limitation, fees of the Fund’s independent public accountants, transfer agent, custodian and other service providers who are not employees of the Sub-Adviser; brokerage commissions and other transaction-related expenses; tax reporting; taxes levied against the Fund or any of its assets; and interest expenses of the Fund.

(c) The Sub-Adviser shall vote proxies relating to the Fund’s investment securities in the manner in which the Sub-Adviser believes to be in the best interests of the Fund, and shall review its proxy voting activities on a periodic basis with the Trustees. Upon sixty (60) days’ written notice to the Sub-Adviser, the Trustees may withdraw the authority granted to the Sub-Adviser pursuant to this Section.

(d) The Sub-Adviser will consult with the Adviser, at Adviser’s request, regarding conversion or subscription rights, tender offers, or other consent solicitations (“Corporate Actions”) with respect to the issuers of securities held in the Fund. The Sub-Adviser will also consult with the Adviser, at Adviser’s request, regarding any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceedings affecting securities held at any time in the Fund (“Litigation”). The Sub-Adviser agrees that it shall provide the Adviser with any documentation relating to the Corporate Actions or Litigation as the Adviser may reasonably request.

(e) In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser’s over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

To the extent consistent with applicable law, the Sub-Adviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase and sell orders of other clients of the Sub-Adviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(f) The Sub-Adviser will provide advice and assistance to the Investment Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

(g) The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding the Fund’s investments as the Adviser deems appropriate or as the Board of Trustees shall reasonably request. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

(h) The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

(i) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) provisions of the organizational documents of the Trust that are applicable to the Fund; (ii) the stated investment objectives, policies and restrictions of the Fund; (iii) the Investment Company Act of 1940 (the “1940 Act”) and the Investment Advisers Act of 1940 (the “Advisers Act”); (iv) any written instructions and directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Fund. Adviser agrees to provide to the Sub-Adviser on an on-going basis copies of all amendments and supplements to the Fund’s current Prospectus and the Statement of Additional Information, and copies of any procedures adopted by the Board of Trustees that are applicable to the Sub-Adviser and the Fund and any amendments thereto. Until the Adviser delivers to the Sub-Adviser any supplements or amendments to the documents described in the foregoing sentence, the Sub-Adviser shall be fully protected in relying on the most recent versions of such documents previously furnished to the Sub-Adviser. In addition, Adviser shall furnish the Sub-Adviser with copies of any financial statements or reports that the Trust files with the Securities and Exchange Commission and provides to shareholders. Adviser further agrees to furnish the Sub-Adviser with any materials or information that the Sub-Adviser may reasonably request to enable it to perform its obligations under this Agreement.

(j) The Sub-Adviser shall provide reasonable assistance to the Fund in the preparation of its registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, “Regulatory Filings”) and upon reasonable request shall provide the Fund with disclosure for use in the Fund’s Regulatory Filings, including, without limitation, any requested disclosure related to the Sub-Adviser’s investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies.

(k) The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act. Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser’s compliance with the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Code of Ethics of the Sub-Adviser and the Trust and certifications as to the validity of certain information included in the Fund’s Regulatory Filings. The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser’s compliance program and its adherence thereto.

(l) Except as expressly provided under this Agreement, neither the Sub-Adviser nor any of its officers or employees shall act upon or disclose to any person any material non-public information with respect to the Fund, the Trust or the Adviser, including, without limitation, the portfolio holdings of the Fund.

(m) Each of the Adviser and the Sub-Adviser will provide the other party with a list, to the best of each party’s respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of Adviser or the Sub-Adviser, as the case may be, and each of the Adviser and the Sub-Adviser agrees to promptly update such list whenever the Adviser or the Sub-Adviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

2. OTHER AGREEMENTS.

The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

3. COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

(a) As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule A attached hereto.

(b) The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4. AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

5. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a)  This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as set forth below. Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

(b) This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated at any time:

(i) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii) by the Adviser on 60 days’ written notice to the Sub-Adviser; or

(iii) by the Sub-Adviser on 60 days’ written notice to the Adviser.

(c) No amendment to this Agreement shall be effective unless (i) there is written consent of the parties to this Agreement and (ii) the amendment is approved in a manner consistent with the 1940 Act as interpreted or permitted by the U.S. Securities and Exchange Commission (“SEC”) and/or its staff.

6.  CERTAIN INFORMATION.

(a) The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (i) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (ii) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; (iii) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; and (iv) the principal officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

(b) The Adviser shall promptly notify the Sub-Adviser in writing of the occurrence of any of the following events: (i) the Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; and (ii) the Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code.

7. NONLIABILITY OF SUB-ADVISER.

(a) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser (and its officers, directors, agents and employees), or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

(b) Failure by the Sub-Adviser to assure that the investment program for the Fund meets the diversification requirements of Section 817(h) of the Code, as required by Section 1 of this Agreement, shall constitute gross negligence per se under sub-paragraph 7(a) above.

(c) Failure by the Sub-Adviser to assure that any disclosure provided by the Sub-Adviser for inclusion in the Fund’s Regulatory Filings does not (i) contain any untrue statement of a material fact or (ii) omit to state a material fact required to be stated necessary to make such disclosure not misleading, shall constitute gross negligence per se under sub-paragraph 7(a) above.

8.  INDEMNIFICATION.

The Sub-Adviser agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including legal and other expenses) to which the Adviser or the Fund may become subject as a result of:

(a) any failure by the Sub-Adviser, whether unintentional or in good faith or otherwise, to adequately diversify the investment program of the Fund pursuant to the requirements of Section 817(h) of the Code, and the regulations issued thereunder; or

(b) any untrue statement of a material fact contained in disclosure provided by the Sub-Adviser for inclusion in the Fund’s Regulatory Filings or any omission of a material fact required to be stated necessary to make such disclosure not misleading;

provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

9. RECORDS; RIGHT TO AUDIT.

(a) The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.

(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund’s auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

10. MARKETING MATERIALS.

(a) The Fund shall furnish to the Sub-Adviser, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Sub-Adviser or any of its affiliates is named. No such material shall be used except with prior written permission of the Sub-Adviser or its delegate. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis. Failure by the Sub-Adviser to respond within ten (10) calendar days of receipt of such promotional material to the Fund shall relieve the Fund of the obligation to obtain the prior written permission of the Sub-Adviser. Notwithstanding the foregoing, the parties agree that the names “BlackRock Investment Management” and “BlackRock” and any derivative name, logo or trademark, service mark or trade name (collectivity, “Name”) are the valuable property of the Sub-Adviser and its affiliates and may not be used by the Fund or the Adviser without the Sub-Adviser’s prior written approval. Failure by the Sub-Adviser to respond within three (3) business days of receipt of a request to use the Name shall relieve the Fund or the Adviser of the obligation to obtain the prior written permission of the Sub-Adviser.

(b) The Sub-Adviser shall furnish to the Fund, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Fund, the Adviser or any of the Adviser’s affiliates is named. No such material shall be used except with prior written permission of the Fund or its delegate. The Fund agrees to respond to any request for approval on a prompt and timely basis. Failure by the Fund to respond within ten (10) calendar days of receipt of such promotional material to the Sub-Adviser shall relieve the Sub-Adviser of the obligation to obtain the prior written permission of the Fund.

11. REPRESENTATIONS AND ACKNOWLEDGEMENTS

(a) The Adviser hereby represents and warrants to the Sub-Adviser that (i) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable in accordance with its terms; and (ii) it has received a copy of the Sub-Adviser’s Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Fund.

(b) The Sub-Adviser hereby represents and warrants to the Adviser that this Agreement has been duly and validly authorized, executed and delivered on behalf of the Sub- Adviser and is a valid and binding agreement of the Sub-Adviser enforceable in accordance with its terms.

12.  GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

13.  SEVERABILITY/INTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

14.  CERTAIN DEFINITIONS.

For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” and “assignment” shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

15.  NOTICES.

All notices required to be given pursuant to Section 5 of this Agreement shall be (i) delivered or mailed to the business address of the applicable party as set forth below in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt or (ii) sent by facsimile transmission to the other party at the following facsimile numbers and followed by written confirmation of such notice delivered in accordance with clause (i) of this section. Notice shall be deemed given on the date delivered, mailed or sent by facsimile transmission in accordance with this paragraph.

If to Adviser:

Delaware Management Company, a series of
Delaware Management Business Trust
2005 Market Street
Philadelphia, Pennsylvania 19103-7094
Attn: General Counsel

If to Sub-Adviser:

BlackRock Investment Management, LLC
800 Scudders Mill Road (2A)
Plainsboro, NJ 08536
Attn: General Counsel

16. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall consist of one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

/s/ Cori E. Daggett
Name: Cori E. Daggett     Title: Assistant Secretary

BLACKROCK INVESTMENT
MANAGEMENT, LLC

/s/ Donald C. Burke
Name: Donald C. Burke
Title: Managing Director

Accepted and agreed to
as of the day and year
first above written:

GROWTH FUND, a series of
Lincoln Variable Insurance Products Trust

/s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title: President

SCHEDULE A

Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

.40% of the first $500 million
.35% of the excess over $500 million

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (“Agreement”) executed as of December 1, 2006, is between DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, a Delaware statutory Trust (the “Adviser”), and BAMCO, INC., a New York corporation (the “Sub-Adviser”).

WHEREAS, Lincoln Variable Insurance Products Trust (the “Trust”), on behalf of the Growth Opportunities Fund (the “Fund”) has entered into an Investment Management Agreement, effective May 1, 2005, with the Adviser (the “Investment Management Agreement”), pursuant to which the Adviser has agreed to provide certain investment management services to the Fund; and

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services to the Fund specified herein, and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a) Subject to the direction and control of the Board of Trustees (the “Trustees”) of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund which shall meet the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986 (the “Code”). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the provisions of this Agreement, the Sub-Adviser, as the Adviser’s agent and attorney in fact, is duly authorized without further approval with respect to the Fund, except as otherwise required by law: (i) to make all investment decisions; (ii) to buy, sell and otherwise trade in securities; and (iii) in furtherance of the foregoing, to do anything which Sub-Adviser shall deem requisite, appropriate or advisable, including, without limitation, the submission of instructions to the custodian of the Fund, and the selection of such brokers or dealers as the Sub-Adviser shall determine.

(b) The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder.

(c) The Sub-Adviser shall vote proxies relating to the Fund’s investment securities in the manner in which the Sub-Adviser believes to be in the best interests of the Fund, and shall review its proxy voting activities on a periodic basis with the Trustees. Upon sixty (60) days’ written notice to the Sub-Adviser, the Trustees may withdraw the authority granted to the Sub-Adviser pursuant to this Section 1(c).

(d) In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its reasonable best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its reasonable best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions. Subject to such policies as the Trustees may determine and deliver in writing to the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser’s over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

(e) The Sub-Adviser will provide advice and assistance to the Investment Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

(f) The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding the Fund’s investments as the Board of Trustees or Adviser shall reasonably request. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time upon reasonable notice at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

(g) The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

(h) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) provisions of the organizational documents of the Trust that are applicable to the Fund; (ii) the stated investment objectives, policies and restrictions of the Fund; (iii) the Investment Company Act of 1940 (the “1940 Act”) and the Investment Advisers Act of 1940 (the “Advisers Act”); and (iv) its general fiduciary responsibility to the Fund. Subject to the foregoing, the Sub-Adviser shall also perform its duties hereunder subject to any written instructions of the Trustees, the Adviser or an officer of the Fund.

(i) The Sub-Adviser shall provide the Fund with disclosure regarding the Sub-Adviser or the Fund for use in the Fund’s registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, “Regulatory Filings”), including, without limitation, disclosure related to the Sub-Adviser’s investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies. Notwithstanding the foregoing, with respect to disclosure regarding the Fund, the Sub-Adviser shall be required to provide disclosure regarding the Fund to the extent such information is directly or indirectly related to the performance of the Sub-Adviser’s duties under this Agreement or is otherwise reasonably available to the Sub-Adviser.

(j) The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may reasonably request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act. Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser’s compliance with the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Code of Ethics of the Sub-Adviser and the Trust and certifications as to the validity of certain information included in the Fund’s Regulatory Filings. The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time upon reasonable notice and at reasonable times to discuss and review the Sub-Adviser’s compliance program.

(k) Except as expressly provided under this Agreement, neither the Sub-Adviser nor any of its officers or employees shall act upon or disclose to any person any material non-public information with respect to the Fund, the Trust or the Adviser, including, without limitation, the portfolio holdings of the Fund.

2. OTHER AGREEMENTS.

(a)  The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser (and any of its directors, officers, or employees) shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be materially impaired thereby.

(b)  The Adviser understands and agrees that: (a) the Sub-Adviser is affiliated with Baron Capital Management, Inc., a registered investment adviser; (b) the Sub-Adviser and/or its affiliates will manage accounts and perform advisory services for others; (c) depending upon investment objectives and cash availability and requirements, the Sub-Adviser and/or its affiliates may direct the sale of a particular security for certain accounts and direct the purchase of such security for other accounts, and, accordingly, transactions in particular accounts may not be consistent with transactions in other accounts; (d) where there is a limited supply of a security, the Sub-Adviser in conjunction with its affiliates will allocate investment opportunities in a manner deemed equitable by the Sub-Adviser; (e) the Sub-Adviser and/or its affiliates, principals and employees may from time to time have an interest, direct or indirect, in a security which is purchased, sold or otherwise traded for the Fund, and the Sub-Adviser and/or its affiliates may effect transactions in such security for the Fund, which may be the same as or different from the action which the Sub-Adviser, its affiliates or such other persons may take with respect thereto for its or their accounts.

3. COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

(a) As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule A attached hereto.

(b) The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4. AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

5. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a)  This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as set forth below. Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

(b) This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated at any time:

(i) by the Fund at any time by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii) by the Adviser on 60 days’ written notice to the Sub-Adviser; or

(iii) by the Sub-Adviser on 60 days’ written notice to the Adviser.

(c) No amendment to this Agreement shall be effective unless (i) there is written consent of the parties to this Agreement and (ii) the amendment is approved in a manner consistent with the 1940 Act as interpreted or permitted by the SEC and/or its staff.

6.  CERTAIN INFORMATION.

(a) The Adviser, on behalf of the Fund, acknowledges receipt of Part II of the Sub-Adviser’s Form ADV which is filed with the U.S. Securities and Exchange Commission (the “SEC”), and which contains information concerning the Sub-Adviser’s services and fees.

(b) The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (i) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (ii) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, (iii) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, and (iv) the principal investment officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

(c) The Fund has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(i)  Declaration of Trust of the Trust, as in effect on the date hereof and as amended from time to time;

(ii)  By-laws of the Trust, as in effect on the date hereof and as amended from time to time;

(iii)   Certified resolutions of the Trustees authorizing the appointment of the Adviser and approving the form of the Investment Management Agreement;

(iv)  Certified resolutions of the Trustees authorizing the appointment of the Sub-Adviser and approving the form of this Agreement;

(v)  Registration statement under the 1940 Act and the Securities Act of 1933, as amended, as filed with the SEC relating to the Fund and Fund’s shares and all amendments thereto;

(vi)  Notification of registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and all amendments thereto; and

(vii)  Prospectus and statement of additional information of the Trust, as currently in effect and as amended or supplemented from time to time.

7. NONLIABILITY OF SUB-ADVISER.

Except as provided in Section 8(a), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Adviser, the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8.  INDEMNIFICATION.

(a) The Sub-Adviser agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including legal and other expenses) to which the Adviser or the Fund may become subject as a result of:

(i) any failure by the Sub-Adviser, whether unintentional or in good faith or otherwise, to adequately diversify the investment program of the Fund pursuant to the requirements of Section 817(h) of the Code, and the regulations issued thereunder; unless the failure has been corrected within the 30-day period provided in U.S. Treasury Regulation 1.817-5(c)(1) (or within any other applicable grace period provided in the Code or the regulations issued thereunder); or

(ii) any untrue statement of a material fact contained in disclosure provided by the Sub-Adviser for inclusion in the Fund’s Regulatory Filings or any omission of a material fact required to be stated and necessary to make such disclosure not misleading;

provided that, in either case the Sub-Adviser shall have promptly been given written notice concerning any matter for which indemnification is claimed under this Section 8(a).

(b) The Adviser agrees to indemnify the Sub-Adviser for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Sub-Adviser may become subject as a result of:

(i) any untrue statement of a material fact contained in the Fund’s Regulatory Filings or any omission of a material fact required to be stated and necessary to make such Regulatory Filings not misleading (except for such misstatements and omissions contained, or required to be contained, in disclosure provided by the Sub-Adviser for inclusion in the Fund’s Regulatory Filings);

provided that the Adviser shall have promptly been given written notice concerning any matter for which indemnification is claimed under this Section 8(b).

9. RECORDS; RIGHT TO AUDIT.

(a) The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1(b)(5), (6), (7), (9) and (10) and 31a-1(f) under the 1940 Act. The Sub-Adviser agrees that such records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement; provided, however, that the Sub-Adviser may retain a copy of such records.

(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund’s auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund. Any such examination conducted by the Fund’s auditors, a Fund representative or the Adviser shall be preceded by reasonable notice to the Sub-Adviser.

10. MARKETING MATERIALS.

(a) The Fund shall furnish to the Sub-Adviser (at its principal office), prior to its use, all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or to the public, in which the Sub-Adviser or any of its affiliates is named. No such material relating to the Sub-Adviser or its affiliates shall be used except with prior written permission of the Sub-Adviser or its delegate. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis. Failure by the Sub-Adviser to respond within ten (10) calendar days to any request by the Fund to approve any materials shall be deemed to constitute the consent of the Sub-Adviser to such materials. In the event of termination of this Agreement, the Fund will continue to furnish to the Sub-Adviser copies of any of the above-mentioned materials which refer in any way to the Sub-Adviser.

(b) The Sub-Adviser shall furnish to the Fund, prior to its use, each piece of advertising, supplemental sales literature or other material prepared for distribution to third parties or to the public in which the Fund, the Adviser or any of the Adviser’s affiliates is named. No such material relating to the Fund, the Adviser or any of the Adviser’s affiliates shall be used except with prior written permission of the Fund or its delegate. The Fund agrees to respond to any request for approval on a prompt and timely basis. Failure by the Fund to respond within ten (10) calendar days to any request to approve any materials shall be deemed to constitute the consent of the Fund to such materials.

11.  GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

12.  SEVERABILITY/INTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

13. NOTICES.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered by courier service or overnight mail or mailed by registered mail, postage prepaid, to the following:

The Sub-Adviser:

BAMCO, Inc.
Attn: Linda S. Martinson, Esq.
767 Fifth Avenue
New York, New York 10153

To the Adviser:

Delaware Management Company,
a series of Delaware Management Business Trust
Attn: David P. O’Connor
2005 Market Street
Philadelphia, PA 19103-7094

14.  CERTAIN DEFINITIONS.

For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” and “assignment” shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

DELAWARE MANAGEMENT BUSINESS COMPANY, a series of Delaware Management Business Trust
/s/ Cori E. Dagget
Name: Cori E. Daggett         Title: Assistant Vice President

BAMCO, INC.

/s/ Linda S. Martinson
Name: Linda S. Martinson
Title: Chief Operating Officer
Accepted and agreed to
as of the day and year
first above written:

GROWTH OPPORTUNITIES FUND, a series of
Lincoln Variable Insurance Products Trust

/s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title: President

SCHEDULE A

Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

.65 % of the average daily net assets of the Fund

Notwithstanding the foregoing, cash in the Fund (including short-term, cash-equivalent investments in which cash in the Fund is invested) over which the Sub-Adviser has no responsibility shall not be included for purposes of calculating the sub-advisory fee.

SECOND AMENDMENT TO
SUB-ADVISORY AGREEMENT

THIS SECOND AMENDMENT, made as of April 3, 2006, to the Sub-Advisory Agreement made as of January 1, 2004 (the “Agreement”), is by and between DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, a Delaware statutory trust (the “Adviser”) and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser have entered into the Agreement with respect to the Aggressive Growth Fund (the “Fund”);

WHEREAS, Fund Management and the Adviser have determined that it is in the best interest of the Fund and the Fund’s shareholders that the Adviser - rather than the Sub-Adviser - manage the uninvested assets (i.e., the cash portion) of the Fund’s portfolio;

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the Sub-Adviser’s services to no longer include the Fund’s cash management;

WHEREAS, the parties view this Amendment as a non-material change to the Agreement because, among other reasons:

(a)	The Amendment will not change the advisory fee charged to the Fund;
(b)	The quality and quantity of services provided to the Fund will not be reduced;
and
(c)	The Amendment will be effected, except for the shareholder approval requirement, in accordance with Section 15(a) of the Investment Company
Act.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties agree as follows:

1. Section 1 (a) (iv) of the Agreement is hereby deleted in its entirety.

2. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto is substituted in its place.

3. Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

/s/ Cori E. Daggett
Name: Cori E. Daggett
Title: Assistant Vice President/Assistant Secretary

T. ROWE PRICE ASSOCIATES, INC.

/s/ Darrell N. Braman
Name: Darrell N. Braman
Title: Vice President

Accepted and agreed to
as of the date first above written:

AGGRESSIVE GROWTH FUND, a series of
Lincoln Variable Insurance Products Trust

/s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title: President

SCHEDULE A

Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

.50% of the first $250,000,000 of average daily net assets of the Fund;
.45% of the next $500,000,000 of average daily net assets of the Fund; and
.40% of the excess of average daily net assets of the Fund over $750,000,000.

Notwithstanding the foregoing, cash in the Fund (including short-term, cash-equivalent investments in which cash in the Fund is invested) over which Sub-Adviser has no responsibility shall not be included for purposes of calculating the sub-advisory fee.